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                                                                     EXHIBIT 4.7

              SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

            THIS SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is made as of January 22 2003, by and among CAPELLA EDUCATION COMPANY, a Minnesota corporation (the "Company"), JOSEPH GAYLORD, a resident of Minnesota, and the INVESTORS LISTED ON SCHEDULE 1 attached hereto (collectively, the "Investors" and each an "Investor"), and shall supersede and replace that certain Amended and Restated Investor Rights Agreement dated February 21, 2002 by and among the Company, Joseph Gaylord and the Investors listed on Schedule 1 attached thereto (collectively, the "Prior Investors") (the "Prior Investor Rights Agreement") and be effective as of the date of this Agreement. The Prior Investor Rights Agreement is hereby cancelled and terminated in its entirety and shall be of no further force and effect.

                                    RECITALS

            A. The Company proposes to sell and issue up to 683,452.20 shares (the "Class G Preferred Shares") of its Class G Convertible Preferred Stock (the "Class G Preferred") pursuant to that certain Maveron Class G Convertible Preferred Stock Purchase Agreement dated January 15, 2003 (the "Class G Purchase Agreement") to certain purchasers (the "Class G Purchasers").

            B. The Company sold and issued 1,425,457 shares (the "Class F Preferred Shares") of its Class F Preferred Convertible Preferred Stock (the "Class F Preferred") pursuant to that certain Class F Convertible Preferred Stock Purchase Agreement dated January 31, 2002 (the "Class F Purchase Agreement") to certain purchasers.

            C. Equity-VII, MBO-VIII, Putnam, Think Equity Investment Partners LLC, DRW Venture Partners LP, Joseph Gaylord, the Management Investors listed on
Schedule 1.1 to the Class F Purchase Agreement and the S. Joshua and Teresa D. Lewis Issue Trust (collectively referred to as the "Class F Investors") have entered into an Exchange Agreement (the "Exchange Agreement"), pursuant to which the Class F Investors agree to exchange (the "Exchange") each of the outstanding shares of Class F Preferred held by such investor for shares of Class G Preferred.

            D. The Investors which are parties to the Class G Purchase Agreement have requested that the Company grant to them certain rights as set forth below.

            E. The execution and delivery of this Agreement by each Investor is a condition to the purchase of the Class G Preferred by the Class G Purchasers and to the Exchange.

            F. The Investors desire that the Class G Purchasers consummate the purchase of Class G Preferred contemplated by the Class G Purchase Agreement and that the Class F Investors consummate the Exchange and are willing to enter into this Agreement as an

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inducement to the Class G Purchasers to complete the purchase of the Class G
Preferred and the Class F Investors to consummate the Exchange.

                                    AGREEMENT

            In consideration of the premises hereof, the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    REGISTRATION RIGHTS.

            1.1. Certain Definitions. As used in this Section 1 and elsewhere in this Agreement, the following terms shall have the following respective meanings:

      "Board" means the Company's board of directors, as it may exist from time to time.

      "Class E Purchase Agreement" means the Class E Convertible Preferred Stock Purchase Agreement, dated as of April 20, 2000, by and among the Company, Equity-VI and SmartForce plc.

      "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act (as defined below).

      "Common Stock" means the Company's common stock $.10 par value per share, and any stock or equity security issued in exchange or substitution therefor or into which such Common Stock may change after the date hereof.

      "Conversion Shares" means shares of Common Stock issued or issuable upon conversion of the Shares.

      "Equity-VI" means Forstmann Little & Co. Equity Partnership-VI, L.P., a Delaware limited partnership.

      "Equity-VII" means Forstmann Little & Co. Equity Partnership-VII, L.P., a Delaware limited partnership.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

      "Forstmann Little Entities" means the collective reference to Equity-VI, Equity-VII and MBO-VIII.

      "Initial Public Offering" means the initial public offering by the Company of its Common Stock which is registered with the Commission under the provisions of the Securities Act.

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      "Maveron Entities" means the collective reference to Maveron Equity
Partners 2000, L.P., Maveron Equity Partners 2000-B, L.P. and MEP 2000 Associates LLC.

      "MBO-VIII" means Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P., a Delaware limited partnership.

      "Putnam" means the collective reference to those certain funds and accounts managed by affiliates of Putnam Investments, LLC, a Delaware limited liability company, that are listed on Schedule 1 hereto.

      "Qualified Public Offering" means the underwritten public offering meeting the requirements for automatic conversion of Class G Preferred set forth in
Section 6(b) of the Certificate of Designation for the Class G Preferred (the "Class G Certificate"), as filed with the Secretary of State of Minnesota.

      "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other similar form, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

      "Registrable Shares" means (a) any Conversion Shares, (b) any shares of Common Stock acquired by the Stockholders pursuant to any preemptive right they have by virtue of owning the Shares or Conversion Shares, and (c) any other shares of Common Stock issued in respect of the shares of Common Stock described in subparagraphs (a) and (b) above (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon any public sale pursuant to a Registration Statement,
Section 4(1) of the Securities Act, or Rule 144 under the Securities Act, or such time as they shall be eligible for sale under Rule 144(k), as to any original Investor hereunder, or, as to any other Stockholder, Rule 144 without limitation as to volume, or any sale or transfer in any manner to a person or entity which, by virtue of Section 1.13 of this Agreement, is not entitled to the rights provided by this Section 1.

      "Registration Expenses" means the expenses described in Section 1.6.

      "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

      "Shares" means the collective reference to the Company's Class E Preferred Stock, par value $.01 per share (the "Class E Preferred"), the Class G Preferred and all shares of capital stock of the Company issued in exchange or substitution for or in respect of the Class E Preferred or the Class G Preferred.

      "Stockholders" means the Investors and any persons or entities to whom the rights granted under this Section 1 are transferred pursuant to Section 1.13 hereof.

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            1.2.  Sale or Transfer of Shares; Legend.

            (a) Restriction. The Shares and the Registrable Shares and shares issued in respect of the Shares or the Registrable Shares shall not be sold or transferred unless such sale or transfer is made in accordance with the Third Amended and Restated Co-Sale and Board Representation Agreement of even date herewith to which any Stockholder who proposes to make such transfer is a party (the "Co-Sale Agreement") and either (i) they first shall have been registered under the Securities Act and under any applicable state securities or blue sky laws or sold pursuant to Rule 144 under the Securities Act or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from such registration requirements.

            (b) Legend. Each certificate representing the Shares and the Registrable Shares and shares issued in respect of the Shares or the Registrable Shares shall bear a legend substantially in the following form:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

      The foregoing legend shall be removed from the certificates representing any Registrable Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

            1.3.  Required Registrations.

            (a) On Demand. Subject to Section 1.3(d), at any time after the end of the six-month period commencing upon the consummation of the Initial Public Offering pursuant to a Registration Statement, each of (i) Putnam, (ii) Equity-VII and MBO-VIII, (iii) the Maveron Entities, and (iv) a Stockholder or Stockholders holding in the aggregate at least 10% of the Registrable Shares originally issued pursuant to the Class E Purchase Agreement, may request, in writing, that the Company effect the registration on Form S-1 (or any successor form), including by means of a shelf registration pursuant to Rule 415, of Registrable Shares owned by such Stockholder or Stockholders having an aggregate offering price of at least $1 million (based on the then current market price or fair value). If the holder or holders initiating the registration intend to distribute the Registrable Shares by means of an underwriting, such holder or holders shall so advise the Company in their request of such intention and of their selection of an underwriter (which selection shall be made by a majority in interest of the holders initiating the registration and subject to the consent of the Company, which consent shall not be unreasonably withheld). In the event such registration is underwritten, the right of other Stockholders to

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participate shall be conditioned on such Stockholders' participation in such underwriting. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Stockholders (other than Putnam, in which case the Company will not give such prior notice and as a substitute for such prior notice will either: (a) issue a press release conforming with Rule 135 under Securities Act describing such proposed registration or (b) provide notice upon the initial filing of a registration statement to effect such registration request and, if requested by Putnam within three days after receipt of such notice, agree to amend any registration statement to effect such registration request to include such amount of Registrable Shares as Putnam desires to include in such Registration, subject to
Section 1.3(c) below). Such Stockholders shall have the right, by giving written notice to the Company within 10 days after the Company provides its notice (or, in the case of Putnam, within three days after the issuance of the Company press release or three days after receipt of the notice after filing of the registration statement as described above) to elect to have included in such registration such of their Registrable Shares as they may request in such notice of election. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration of all Registrable Shares which the Company has been requested to so register.

            (b) Short Form Registration. Subject to Section 1.3(d), at any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), a Stockholder or Stockholders holding in the aggregate (i) at least 15% of the Registrable Shares originally issued pursuant to the Class G Purchase Agreement and the Exchange Agreement, or (ii) at least 10% of the Registrable Shares originally issued pursuant to the Class E Purchase Agreement, may request the Company, in writing, to effect the registration on Form S-3 (or such successor form) including by means of shelf registration pursuant to Rule 415, of Registrable Shares having an aggregate offering price of at least $1 million (based on the current public market price). Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Stockholders (other than Putnam, in which case the Company will not give such prior notice and as a substitute for such prior notice will either: (a) issue a press release conforming with Rule 135 under Securities Act describing such proposed registration or (b) provide notice upon the initial filing of a registration statement to effect a Registration Request and, if requested by Putnam within three days after receipt of such notice, agree to amend any registration statement to effect such registration request to include such amount of Registrable Shares as Putnam desires to include in such Registration, subject to
Section 1.3(c) below). Such Stockholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice (or, in the case of Putnam, within three days after the issuance of the Company press release or three days after receipt of the notice after filing of the registration statement as described above) to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration of all Registrable Shares which the Company has been requested to register.

            (c) Underwriter's Cut-back. If, in the good faith judgment of the managing underwriter of any underwritten offering undertaken under this Section 1.3, the registration of all of the Registrable Shares which holders have requested to be included in a registration under this Section 1.3 would materially and adversely affect such public offering, then there shall be

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included in the underwriting only that number of Registrable Shares which the underwriter believes may be sold without causing such material adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be included, then the Stockholders shall be entitled to participate on a pro rata basis based on the number of shares included in the request for registration including shares of the demanding party. The Company and any other Company stockholders that have not expressly been given pari passu or senior rights of participation in accordance with Section 1.11 hereof shall have no right to participate in that event, without the consent of the holders of at least a majority of the Registrable Shares participating in such offering.

            (d) Number and Timing Limitations. The Company shall not be required to effect more than: (A) one registration pursuant to clause (i) of the first sentence of Section 1.3(a), (B) one registration pursuant to clause (ii) of the first sentence of Section 1.3(a), (C) one registration pursuant to clause (iii) of the first sentence of Section 1.3(a), (D) two registrations pursuant to clause (iv) of the first sentence of Section 1.3(a), (E) three registrations pursuant to clause (i) of the first sentence of Section 1.3(b) and (F) three registrations pursuant to clause (ii) of the first sentence of Section 1.3(b).

            (e) Delay by Company. The Company shall be entitled to (x) postpone the filing of any Registration Statement otherwise required to be prepared and filed by the Company pursuant to this Section 1.3 (and may suspend the completion of any requested registration pursuant to this Section 1.3 which has been initiated so long as the Registration Statement has not yet been declared effective) for a reasonable period of time, but not in excess of 60 consecutive days (a "Delay Period") or (y) suspend the use of any effective Registration Statement under this Section 1.3 for a reasonable period of time, but not in excess of 60 consecutive days (a "Suspension Period") if (i) such postponement or suspension is required by applicable law arising from events outside of the control of the Company or (ii) the Company determines that in its reasonable good faith judgment the registration and distribution of the Registrable Shares covered or to be covered by such Registration Statement would interfere with any pending material financing, acquisition, corporate reorganization or business combination, involving the Company or any of its subsidiaries or would require premature disclosure thereof and promptly gives such Stockholder written notice of such determination (setting forth in reasonable detail the facts and circumstances resulting in such delay where such detail would not otherwise require such premature disclosure), and an approximation of the period of the anticipated delay or suspension; provided, however, that (i) the aggregate number of days included in all Delay Periods or Suspension Periods during any consecutive 12 months shall not exceed 90 days and (ii) the Company may not delay or suspend any registration more than one time in any 12-month period.

            (f) Right to Withdraw. In the event that the holders initiating a registration pursuant to Section 1.3 determine for any reason not to proceed with a registration at any time before the Registration Statement has been declared effective by the Commission, and such Registration Statement, if theretofore filed with the Commission, is withdrawn with respect to the Registrable Shares covered thereby, and the holders agree to bear their own expenses incurred in connection therewith and to reimburse the Company for the expenses incurred by it

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attributable to registration of such Registrable Shares, then such holders shall not be deemed to have exercised their right to require the Company to register Registrable Shares pursuant to Section 1.3. If a Registration Statement filed by the Company pursuant to Section 1.3 is withdrawn at the initiative of the Company, then the holders initiating such registration shall not be deemed to have exercised their right to require the Company to register Registrable Shares pursuant to Section 1.3. If a registration is prohibited from becoming or remaining effective so as to permit the sale of Registrable Shares proposed to be sold by any stop order, injunction or other order or requirement of the Commission or any other governmental authority, such registration shall be deemed not to have been effected unless such stop order, injunction or other order shall subsequently have been vacated or otherwise removed.

            1.4.  Incidental Registration.

            (a) Notice by Company. Whenever the Company proposes at any time from time to time to file (including without limitation upon a Qualified Public Offering) a Registration Statement (other than pursuant to Section 1.3) that contemplates the sale of Common Stock, it will, prior to such filing, give written notice to all Stockholders of its intention to do (other than Putnam, in which case the Company will not give such prior notice and as a substitute for such prior notice will either: (a) issue a press release conforming with Rule 135 under Securities Act describing such proposed registration or (b) provide notice upon the initial filing of the Registration Statement and, if requested by Putnam within three days after receipt of such notice, agree to amend any registration statement to effect such registration request to include such amount of Registrable Shares as Putnam desires to include in such registration, subject to Section 1.4(b) below) and, upon the written request of the Stockholders given within 10 days after the Company provides such notice (or, in the case of Putnam, given within three days after the issuance of the Company press release or three days after receipt of the notice after filing of the registration statement as described above) the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Stockholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Stockholders; provided, however, that the Company shall have the right to postpone or withdraw any registration proposed pursuant to this subsection 1.4(a) without obligation to any Stockholder.

            (b) Underwriter's Cut-back. In connection with any offering under subsection 1.4(a) involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If in the good faith judgment of the managing underwriter the registration of all, or part of, the Registrable Shares which the holders have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such material adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be

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included, then, (A) in the case of a Registration Statement whose filing was initiated by the Company, the Registrable Shares to be included in such underwriting shall be allocated (x) first to the Company and (y) second among the Stockholders who have requested registration on a pro rata basis based on the number of shares included in the request for registration and (B) in the case of a Registration Statement whose filing was initiated by a selling stockholder, the Registrable Shares to be included in such underwriting shall be allocated among the Stockholders who have requested registration on a pro rata basis based on the number of shares included in the request for registration. The Company (in the case of a Registration Statement whose filing was initiated by a selling stockholder) and any other Company stockholders (in the case of a Registration Statement whose filing was initiated by the Company or by a selling stockholder) shall have no right to participate in that event, without the consent of the holders of at least a majority of the Registrable Shares participating in such offering, unless otherwise approved in accordance with
Section 1.11.

            1.5. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

            (a) Filing. Prepare and file with the Commission, as promptly as practicable, a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain continuously effective until the earlier to occur of 180 days from the effective date or the distribution described in the Registration Statement has been completed; provided that before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall furnish copies thereof to the holders' counsel and, in an underwritten offering, to counsel for the underwriters. A registration pursuant to Section 1.3 shall be effected pursuant to Rule 415 (or any similar provision then in force) under the Securities Act, to the extent the Company is eligible therefor, if the manner of distribution contemplated by the holders participating in such registration shall include an offering on a delayed or continuous basis and, notwithstanding anything to the contrary in this Section 1.5(a), the Company shall use its best efforts to cause such Registration Statement to become and remain continuously effective until the earlier to occur of 365 days from the effective date or the distribution described in the Registration Statement has been completed;

            (b) Amendments. As expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective as set forth in 1.5(a);

            (c) Furnish Copies. As expeditiously as possible furnish to each selling Stockholder and to any underwriters participating in such registration such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Stockholder. The Company shall furnish to each holder participating in such registration drafts of the Registration Statement and the prospectus and each

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amendment thereof or supplement thereto for its timely review prior to the filing thereof with the Commission;

            (d) Blue Sky Registration. As expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or blue sky laws of such states as the selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Stockholders to consummate the public sale or other disposition within such states of the Registrable Shares owned by the selling Stockholders; provided, however, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation in any jurisdiction, execute a general consent to service of process in any jurisdiction, or subject itself to taxation in any jurisdiction;

            (e) List on Exchange. Use best efforts to cause the Registrable Shares to be listed on the principal securities exchange on which similar securities of the Company are then listed, if any, if the listing of such shares is then permitted under the rules of such exchange, provide a transfer agent, and register a CUSIP number for all Registrable Shares not later than the effective date of the Registration Statement;

            (f) Customary Agreements. Enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the Stockholders may reasonably request in order to expedite or facilitate the disposition of such Registrable Shares;

            (g) Inspection. Subject to appropriate arrangements concerning confidentiality, make available for inspection by the Stockholders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such Registration Statement;

            (h) Securities Act Compliance. Otherwise comply with all applicable rules and regulations of the Commission, and make available to the Stockholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder;

            (i) Road Shows. At the request and expense (if the Company is not otherwise a participant in the offering) of any stockholder or underwriter participating in any disposition pursuant to a Registration Statement, cause its officers to use their reasonable best efforts to support the marketing of the Registrable Shares covered by the Registration Statement (including, without limitation, the participation in "road shows," at the request of the managing underwriter) taking into account the Company's business needs;

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            (j) Amendments. Notify each selling Stockholder promptly of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information; prepare and file with the Commission, promptly upon the request of any selling Stockholder, any amendments or supplements to such Registration Statement or prospectus which, in the opinion of counsel for such holders (and concurred in by the Company and counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Shares by such holder; and prepare and promptly file with the Commission and promptly notify each selling Stockholder of the filing of such amendment or supplement to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. The Company may determine to delay filing of any such amendment or supplement, and request suspension by a selling Stockholder of offers and sales pursuant to the prospectus under the circumstances contemplated by Section 1.3(e) hereof;

            (k) Suspension of Effectiveness. Advise each selling Stockholder, promptly after it receives notice or obtains knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

            (l) Compliance. Not file any amendment or supplement to such Registration Statement or prospectus to which a majority in interest of the selling Stockholders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law; and

            (m) Opinions. At the request of any selling Stockholder, furnish:
(i) an opinion, dated as of the closing date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters (in the case of an underwritten offering) or such holder or holders (in the case of an offering that is not underwritten) may reasonably request; and (ii) letters dated as of the effective date of the Registration Statement and as of the closing date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request.

If the Company has delivered preliminary or final prospectuses to the selling Stockholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Stockholders and, if requested, the selling

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Stockholders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the selling Stockholders with revised prospectuses and, following receipt of the revised prospectuses and compliance with any related requirements of the Securities Act and any applicable state securities or blue sky laws, the selling Stockholders shall be free to resume making offers of the Registrable Shares.

            1.6. Allocation of Expenses. (a) The Company will pay all Registration Expenses of all registrations under this Agreement; provided, however, that if a registration is withdrawn at the request of the Stockholders requesting such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Stockholders after the date on which such registration was requested) and if the requesting Stockholders elect not to have such registration counted as a registration requested under Section 1.3, the requesting Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. For purposes of this Section 1.6, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Section 1, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees of accountants for the Company, fees and disbursements of counsel for the Company, the fees and expenses of one counsel selected by the selling Stockholders to represent the selling Stockholders (not to exceed $50,000 with respect to any one registration and $200,000 in the aggregate for all registrations pursuant to this Section 1), state securities or blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions or any other brokerage or underwriting fees and expenses, and the fees and expenses of the selling Stockholders' own counsel (other than the one counsel selected to represent all selling Stockholders) or other advisors.

            (b) Notwithstanding the foregoing, the provisions of this Section
1.6 shall be deemed amended to the extent necessary to cause these expense provisions to comply with "blue sky" laws of each state or the securities laws of any other jurisdiction in the United States and its territories in which the offering is made.

            1.7.  Indemnification and Contribution.

            (a) By Company. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, and each stockholder of the Company, and each officer, director and partner of such seller and stockholder, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller, stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (each an "Indemnified Person") against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act, the Exchange Act, state securities or blue sky laws, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus, or final prospectus contained in the Registration Statement, or any amendment or supplement to such

Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such Indemnified Person for any legal or any other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon (i) any untrue statement or omission made in such Registration Statement, preliminary prospectus, or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Indemnified Person specifically for use in the preparation thereof or (ii) the failure of such Indemnified Person to deliver copies of the prospectus in the manner required by the Securities Act.

            (b) By Seller. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally (and not jointly or jointly and severally), will indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, each other such stockholder and each of their officers, directors and partners and each person controlling such stockholder, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter, controlling person or such stockholder may become subject under the Securities Act, Exchange Act, state securities or blue sky laws, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus, or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment, or supplement; provided, however, that the sellers of Registrable Shares will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus to the extent that prior to the filing of such Registration Statement, preliminary prospectus or final prospectus such seller has furnished to the Company information expressly for use in such Registration Statement or prospectus, or amendment thereof or supplement thereto, which corrected or made not misleading information previously furnished to the Company and provided further that the obligations of a Stockholder hereunder shall be limited to an amount equal to the net proceeds to the Stockholder arising from the sale of Registrable Shares as contemplated herein.

            (c) Notice. Each party entitled to indemnification under this
Section 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") within a reasonable period of time after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, but the omission to so notify the Indemnifying Party will not relieve it from any liability which it may have to any Indemnified Party otherwise than hereunder; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be withheld unreasonably). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party in the defense of any such claim or litigation shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld).

            (d) Contribution. If the indemnification provided for in this
Section 1.7 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable Law or if the allocation provided in this clause (ii) provides a greater amount to the Indemnified Party than clause (i) above, in such proportion as shall be appropriate to reflect not only the relative fault but also the relative benefits received by the Indemnifying Party and the Indemnified Party from the offering of the securities covered by such Registration Statement as well as any other equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any fees, charges or expenses (including fees, disbursements and other charges of legal counsel) reasonably incurred by such party in connection with any investigation or proceeding.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 1.7(d), a holder of Registrable Shares shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such holder in the offering to which such Registration Statement relates exceeds the amount of any damages that such holder has otherwise been required to pay. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person. No person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such person's consent, which consent shall not be unreasonably withheld.

            1.8. Indemnification Payments. The indemnification and contribution required by Section 1.7 will be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided, however, that if an Indemnified Party is adjudged to be not entitled to such payments in a final non-appealable judgment of a court of competent jurisdiction, it shall promptly return such payments to the Indemnifying Party.

            1.9. Information by Holder. Each Stockholder whose Registrable Shares are included in any registration shall furnish to the Company such information regarding such Stockholder and the distribution proposed by such Stockholder as the Company may reasonably request in writing if it is required in connection with any registration, qualification or compliance referred to in this Section 1.

            1.10. "Lock-Up" Agreement. Each Stockholder, if requested by the underwriter, of Common Stock or other securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Stockholder for a specified period of time (not to exceed 180 days) following the effective date of a Registration Statement; provided, however, that:

            (a) Application. Such agreement shall only apply to the first Registration Statement filed for an underwritten public offering by the Company;

            (b) Others Covered. Such agreement shall only apply if all Stockholders, any holders of more than 5% of the then outstanding Common Stock on an as converted basis, and all officers and directors of the Company, enter into similar agreements; and

            (c) Not Apply to Registrable Shares. Such agreement shall not apply to (i) any Registrable Shares (or other securities of the Company) held by such Stockholder if they are to be included in the Registration Statement and (ii) any transfers of Registrable Shares or other securities of the Company by any Maveron Entity, Putnam or any Forstmann Little Entity to their respective partners, limited partners, members, investors or other affiliates (including without limitation affiliated investment funds or accounts), so long as the transferee assumes in writing the obligations of such Stockholder under this Agreement and agrees to be treated as a "Stockholder" for all purposes of this Agreement.

Such agreement shall be in writing in a form satisfactory to the Company and such underwriter and shall contain commercially standard terms and exceptions for such underwritten offerings. The Company may impose stop transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the lock-up period.

            1.11. Limitations on Subsequent Registration Rights; Existing Pari Passu Rights. From and after the date hereof until the first to occur of (i) the third anniversary of such date and (ii) the Qualified Public Offering, the Company shall not, without the prior written consent of the holders of a majority of the Registrable Shares then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder demand or incidental registration rights containing cut-back provisions that are by their terms not subordinate to the registration rights granted in this Section 1. The Investors acknowledge and agree to the pari passu participation with Stockholders hereunder by holders of registration rights granted by the Company to (i) NCS Pearson, Inc. under that certain Registration Rights Agreement dated June 16, 1998, as amended as of April 20, 2000, February 21, 2002 and the date hereof and (ii) Legg Mason Wood Walker, Incorporated under that certain Warrant dated June 16, 1998, and amended as of April 20, 2000, February 21, 2002, and the date hereof and under that certain warrant dated May 11, 2000, as amended as of February 21, 2002 and the date hereof.

            1.12. Rule 144 Requirements. After the earliest of (i) the closing of the sale of securities of the Company pursuant to a Registration Statement, or (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, the Company agrees to:

            (a) Public Information. At all times, make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

            (b) Reports. File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

            (c) Compliance Statement. Furnish to any holder of Registrable Shares upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days following the closing of the first sale of securities by the Company pursuant to a Registration Statement), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company and not reasonably publicly available as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

            1.13. Transfer of Registration Rights. The registration rights set forth in this Section 1 may be transferred and assigned by a Stockholder to any transferee of Registrable Shares; provided that the Company is given written notice prior to such transfer, stating the name and address of the transferee and identifying the securities with respect to which such registration rights are being transferred; and provided further the transferee assumes in writing the obligations of such Stockholder under this Agreement and agrees to be treated as a "Stockholder" for all purposes of this Agreement.

            1.14. Notice to Putnam. With respect to any Registration Statement that covers Registrable Shares owned by Putnam, the Company shall provide same-day notice to Putnam of (i) the filing of such Registration Statement, (ii) the filing of an amendment to such Registration Statement, and (iii) receipt of notice of a stop order by the Commission suspending the effectiveness of such Registration Statement; provided, however, that the issuance of a same-day press release shall constitute same-day notice to Putnam for purposes of this Section 1.14.

2.    PRE-EMPTIVE RIGHT.

            2.1. Pre-Emptive Right. The Company hereby grants to each Investor (collectively referred to as the "Pre-Emptive Purchasers") the right to purchase a pro rata portion of New Securities (as defined in Section 2.2) which the Company may, from time to time, propose to sell and issue after the date hereof (the "Pre-Emptive Right"). Such Pre-Emptive Purchaser's pro rata share for purposes of this Pre-Emptive Right is the ratio of the number of shares of Common Stock owned by such Pre-Emptive Purchaser (on an as-converted basis) immediately prior to the issuance of New Securities, to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities, assuming full conversion of all securities and full exercise of all outstanding rights, options and warrants to acquire Common Stock of the Company. Each Pre-Emptive Purchaser exercising their portion of the Pre-Emptive Right in full (an "Exercising Pre-Emptive Purchaser") shall have a right of over-allotment such that if any other Pre-Emptive Purchaser fails to exercise its right hereunder to purchase its pro rata share of New Securities (a "Non-Purchasing Pre-Emptive Purchaser"), such Exercising Pre-Emptive Purchaser may purchase such portion, on a pro rata basis, by giving written notice to the Company within ten (10) calendar days from the date that the Company provides written notice of the amount of New Securities such Non-Purchasing Pre-Emptive Purchaser has failed to exercise its Pre-Emptive Right hereunder. This Pre-Emptive Right shall be subject to the following provisions of this Section 2.

            2.2. New Securities. "New Securities" shall mean any capital stock of the Company whether now authorized or not and any rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include (i) securities purchased under the Class G Purchase Agreement or issued pursuant to Exchange Agreement; (ii) securities issuable upon conversion of the securities purchased under the Class G Purchase Agreement, conversion of the securities issued pursuant to the Exchange Agreement or conversion of shares of any other class of preferred stock outstanding at the date of this Agreement to the extent set forth on Schedule
2.4 of the Class G Purchase Agreement; (iii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of any such entity;
(iv) any borrowing, direct or indirect, from financial institutions or other persons by the Company, whether or not currently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowing does not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of the Company; (v) shares of Common Stock awarded, or issued upon the exercise hereafter of options granted, pursuant to employee, director and consultant benefit plans, agreements or arrangements adopted by the Company, and the grant of such options themselves, if either (A) set forth on Schedule 2.4 of the Class G Purchase Agreement or (B) issuance of such securities is approved by affirmative vote of the Board of Directors, or the compensation committee thereof; (vi) securities issued to vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors and not, in the aggregate, in excess of two percent of the outstanding equity of the Company on a fully diluted basis calculated on the date such securities are issued;
(vii) securities issued in a public offering pursuant to a registration under the Securities Act; (viii) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; (ix) shares of Common Stock issued upon exercise of any warrant outstanding at the date of this Agreement to the extent set forth on Schedule 2.4 of the Class G Purchase Agreement; (x) securities issued to the employee stock ownership plan of the Company; provided such contribution is approved by the compensation committee of the Board of Directors of the Company and does not exceed that number of shares the fair market value of which is three percent (3%) of annual compensation (as measured by applicable benefit plan rules); or (xi) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (x) above.

            2.3. Notice. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Pre-Emptive Purchaser written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each such Pre-Emptive Purchaser shall have 20 calendar days after any such notice is mailed or delivered to agree to purchase such Pre-Emptive Purchaser's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Each such holder shall have a right of over allotment such that if any other holder fails to exercise his, her or its right hereunder to purchase the holder's total pro rata portion of the New Securities, such holder may purchase such portion, on a pro rata basis, by giving written notice to the Company within 10 days after the date that the Company provides written notice to the Exercising Pre-Emptive Purchaser of the amount of New Securities with respect to which the Non-Purchasing Pre-Emptive Purchasers have failed to exercise their rights hereunder.

            2.4. Selling Period. In the event any Pre-Emptive Purchaser or Exercising Pre-Emptive Purchaser fails to exercise fully the Pre-Emptive Right within said 20 day period and after the expiration of the 10 day period for the exercise of the over-allotment provisions of Section 2.1, the Company shall have 90 calendar days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 90 calendar days from the date of said agreement) to sell the New Securities respecting which any Pre-Emptive Purchasers' or Exercising Pre-Emptive Purchasers' Pre-Emptive Right option set forth in this Section 2 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to the Pre-Emptive Purchasers pursuant to Section 2.3. In the event the Company has not sold the New Securities within said 90 day period or entered into an agreement to sell the New Securities in accordance with the foregoing within said 90 day period from the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Pre-Emptive Purchasers in the manner provided in Section 2.3 above.

            2.5. Termination of Pre-Emptive Right. The Pre-Emptive Right granted under this Agreement shall expire upon, and shall not be applicable to, the first sale of securities of the Company to the public effected pursuant to a Qualified Public Offering.

            2.6. Transfer of Pre-Emptive Right. The Pre-Emptive Right set forth in this Section 2 may be transferred and assigned (i) by a Pre-Emptive Purchaser to a transferee of not less than 50% of the Conversion Shares or 50% of the Shares or any combination thereof (in each case, as currently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) held by a Pre-Emptive Purchaser as of the date hereof or (ii) by Putnam, any Maveron Entity or any Forstmann Little Entity to any of their respective affiliated investment funds, provided that in either case the Company is given written notice prior to said transfer, stating the name and address of the transferee and identifying the securities with respect to which such pre-emptive rights are being transferred, and, provided further, that the transferee assumes in writing the obligations of such Stockholder under this Agreement and agrees to be treated as a "Stockholder" for all purposes of this Agreement.

3.    REPORTING; INSPECTION; USE OF PROCEEDS.

            3.1. Inspection. The Company covenants and agrees that the Company will permit (i) Equity-VI, so long as Equity-VI is the beneficial owner of no less than 5% of the outstanding capital stock of the Company on a fully diluted basis and (ii) each Investor holding not less than 337,230 shares of Class G Preferred (or shares of Common Stock acquired upon conversion thereof) (as adjusted from time to time to reflect stock splits, dividends, recapitalizations, combinations or the like) (a "Major Shareholder") and any of its partners, officers or employees, or any outside representatives designated by such Major Shareholder and reasonably satisfactory to the Company, to visit and inspect at such Major Shareholder's expense any of the properties of the Company or its subsidiaries, including their books and records (and to make photocopies thereof or make extracts therefrom), and to discuss their affairs, finances, and accounts with their officers, lawyers and accountants, except with respect to trade secrets and similar confidential information, all to such reasonable extent and at such reasonable times and intervals as such Major Shareholder may reasonably request. For the purposes of determining if Putnam, any Maveron Entity or any Forstmann Little Entity is a Major Shareholder, all shares of capital stock of the Company held by their respective affiliated investment funds shall be aggregated together.

            3.2. Preparation and Approval of Budgets. The Company covenants and agrees that at least 15 days prior to the beginning of each fiscal year of the Company, the Company shall prepare and submit to its Board of Directors, for its review and approval, an annual plan for such year, which shall include monthly capital and operating expense budgets, cash flow statements and profit and loss projections itemized in such detail as the Board of Directors may reasonably request. Each annual plan shall be modified as often as is necessary in the judgment of the Board of Directors to reflect changes required as a result of operating results and other events that occur, or may be reasonably expected to occur, during the year covered by the annual plan, and copies of each such modification shall be submitted to the Board of Directors. The Company will, simultaneously with the submission thereof to the Board of Directors, deliver a copy of each such annual plan and modification thereof to each Major Shareholder.

            3.3. Application of Proceeds. The Company covenants and agrees that, unless otherwise approved by 66 2/3% of the shares of Class G Preferred, the net proceeds received by the Company from the sale of the Class G Preferred Shares and Class F Preferred Shares shall be used as set forth in Schedule 2 hereto. The Company covenants and agrees that, pending use of the proceeds in the business, they shall be invested in accordance with the Company's investment policy. In addition, each Investor consents and agrees that the proceeds of the sale of the Class G Preferred Shares or other funds of the Company may be used in satisfaction of any obligation of the Company to any holder of shares arising under the Minnesota Business Corporation Act, Sections 471 and 473, as a result of the transactions contemplated by the Class G Purchase Agreement and related amendments to the certificate of designation of the Class E Preferred.

4.    MISCELLANEOUS.

            4.1. Waivers and Amendments. With the written consent of the Company and the record holders of a majority of the Conversion Shares, (i) the obligations of the Company under this Agreement and the rights of the holders of the Conversion Shares under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or (ii) this Agreement may be amended, changed, waived, discharged or terminated. Notwithstanding the foregoing, if any amendment or waiver of any provision of this Agreement would uniquely affect any Stockholder, then such amendment or waiver shall require a vote of the holders of a majority of the Conversion Shares, and the Conversion Shares held by the Stockholders that would be so affected. Neither this Agreement nor any provisions hereof may be amended, changed, waived, discharged or terminated orally, but only by a signed statement in writing.

            4.2. Confidentiality. Each Stockholder agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information about the Company or Capella University, Inc. (the "School") that such Stockholder obtains from the Company or the School pursuant to this Agreement (including the diligence in connection with, and negotiation of, this Agreement) unless (a) such information is or becomes publicly available other than as a result of a disclosure in breach of this Agreement by the Stockholder or anyone to whom the Stockholder transmitted such confidential information, (b) is or was known by the Stockholder on a non-confidential basis from a source other than the Company or the School who is not known by the Stockholder to be bound by a confidentiality agreement or other obligation of secrecy with respect to such confidential information or (c) is or was available to the Stockholder on a non-confidential basis prior to its disclosure to such Stockholder by the Company or the School. Notwithstanding the foregoing, information that is already in the public domain will not constitute confidential, proprietary or secret information with respect to any Stockholder for purposes of this Agreement. In addition, if, in the Stockholder's good faith judgment, the Stockholder is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil or criminal investigative demand or similar process), or must, in order to defend against or assert a claim in connection with this Agreement or the Transaction Documents (as defined in the Class E Purchase Agreement, the Class F Purchase Agreement, the Class G Purchase Agreement and the Exchange Agreement), disclose any confidential information, the Stockholder agrees to provide the Company with prompt written notice so that the Company may seek, at its expense, a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement and, in the event that such protective order or other remedy is not timely obtained, or that the Company waives compliance with the provisions of this Agreement, the Stockholder may, without liability under this Section 4.2, furnish that portion of the confidential information which is, in the Stockholder's good faith judgment, required for such purpose and will exercise its best efforts, at the Company's expense, to obtain reliable assurance that confidential treatment will be accorded the confidential information. Notwithstanding the foregoing, the Maveron Entities may disclose to their limited partners summary financial information and a narrative description of the Company, provided that any such disclosing Maveron Entity instructs its limited partners that the information is confidential and may not be shared with any third party without the consent of the Maveron Entities and the Company. The Maveron Entities further agree to confer with the Company in good faith regarding the content of the Maveron Entities' updates to their limited partners regarding the Company before such updates are mailed. Each Stockholder acknowledges its responsibilities under federal and state securities laws with respect to trading in securities while aware of material non-public information obtained from the Company and with respect to providing such information to other persons who purchase or sell securities of the Company. The provisions of this Section 4.2 shall survive the termination of this Agreement and shall terminate with respect to any Stockholder on the date which is two years after the date on which such Stockholder no longer holds any shares of capital stock of the Company.

            4.3. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Minnesota, without regard to the conflict-of-laws rules and principles of such state.

            4.4. Waiver of Jury Trial. Each party irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

            4.5. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects addressed herein.

            4.6. Notices. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, overnight delivery service, or U.S. mail (in which event it may be mailed by first-class, certified or registered, postage prepaid), addressed (a) if to the Stockholders, at such address as the Stockholders shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such securities who has so furnished an address to the Company, (b) if to Putnam, at Putnam Investment Management, One Post Office Square, Boston, Massachusetts 02109, attention Michael DeFao and Donna Allouise, or such other address as Putnam shall have furnished to the Company in writing, or (c) if to the Company, at 222 South Ninth Street, 20th Floor, Minneapolis, Minnesota 55402-3389, or at such other address as the Company shall have furnished to the each Stockholder in writing. Notwithstanding the foregoing, all notices and communications to addresses outside the United States shall be given by telecopier and confirmed in writing sent by overnight or two-day courier service.

            4.7. Titles and Subtitles. The titles of the sections and paragraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            4.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            4.9. Assignment. Subject to the limitations set forth in Section 1.13, Section 2.6 and Section 3, this Agreement will bind and inure to the benefit of any subsequent holders of Shares or Conversion Shares (in which event, and upon execution and delivery of this Agreement, a transferee shall be deemed an Investor and/or Stockholder, as the case may be, for purposes of this Agreement) and successors and assigns of the Company.

            4.10. Effective Time. This Agreement shall become effective at the time of Closing (as defined in the Class G Purchase Agreement).

            4.11. Massachusetts Business Trusts. A copy of the Agreement and Declaration of Trust of each Putnam fund or series investment company (each, a "Fund") that is a Massachusetts business trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of such Fund by the Trustees of the relevant Fund as Trustees, and not individually, and that the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of such Fund.

            4.12. Class E Preferred and Class G Preferred Consent and Waiver. The Prior Investors, as parties to the Prior Investor Rights Agreement, hereby consent to the Company's offering, sale and issue of the Class G Preferred Shares pursuant to the Class G Purchase Agreement and the Company's issuance of shares of Class G Preferred in exchange for shares of Class F Preferred pursuant to the Exchange Agreement. The Prior Investors do hereby waive any and all rights to purchase Class G Preferred under section 2 of the Prior Investor Rights Agreement in connection with the Company's offering, sale and issue of the Class G Preferred Shares pursuant to the Class G Purchase Agreement and the Company's issuance of shares of Class G Preferred in exchange for shares of Class F Preferred pursuant to the Exchange Agreement. Equity-VI and SmartForce plc do hereby acknowledge that the aggregate fair market value of the Class F Preferred exchanged for the Class G Preferred in accordance with the Exchange Agreement is $16,692,101.47 (the aggregate amount paid for the Class F Preferred sold pursuant to the Class F Purchase Agreement) for purposes of calculating the reduction in the

Class E Conversion Price (as defined in the Class E Convertible Preferred Stock Certificate of Designation) pursuant to Section 6(c)(ii)of the Class E Convertible Preferred Stock Certificate of Designation as a result of the sale of the Class G Preferred under the Class G Purchase Agreement and the issuance of the Class G Preferred under the Exchange Agreement.

            4.13. Individual Retirement Accounts. Joseph Gaylord agrees, and agrees to cause USB Piper Jaffray as Custodian FBO Joseph Gaylord IRA Account #36086299 ("Gaylord IRA") and any other party necessary, to perform all of the obligations of Gaylord IRA under this Agreement. Any notice given to Gaylord IRA under this Agreement shall also be given to Joseph Gaylord, c/o Capella Education Company, 222 South Ninth Street, 20th Floor, Minneapolis, Minnesota 55402, telecopy: (612) 852-5930.

            Stephen Weiss agrees, and agrees to cause USB Piper Jaffray as Custodian FBO Stephen J. Weiss IRA Account #82694368 ("Weiss IRA") and any other party necessary, to perform all of the obligations of Weiss IRA under this Agreement. Any notice given to Weiss IRA under this Agreement shall also be given to: Stephen Weiss, c/o Capella Education Company 222 South Ninth Street, 20th Floor, Minneapolis, MN 55402, telecopy: (612) 852-5930.

         [The remainder of this page has been left blank intentionally.
                            Signature page follows.]

            IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first above written.

COMPANY:                             CAPELLA EDUCATION COMPANY

                                     By: /s/ Stephen G. Shank
                                         --------------------------------
                                             Its Chairman and CEO

INVESTORS:                           PUTNAM OTC AND EMERGING
                                     GROWTH FUND

                                     By Putnam Investment Management, LLC

                                     By: /s/
                                         --------------------------------
                                              Name:
                                              Title:

                                     TH LEE, PUTNAM INVESTMENT TRUST - TH LEE,
                                     PUTNAM EMERGING OPPORTUNITIES PORTFOLIO

                                     By TH Lee, Putnam Capital Management, LLC

                                     By: /s/
                                         --------------------------------
                                              Name:
                                              Title:

                                     FORSTMANN LITTLE & CO. EQUITY
                                     PARTNERSHIP-VI, L.P.

                                     By: FLC XXXII Partnership, L.P.
                                             its general partner

                                     By: /s/
                                         -------------------------------
                                                A General Partner

                                            FORSTMANN LITTLE & CO. EQUITY
                                            PARTNERSHIP-VII, L.P.

                                            By: FLC XXXII Partnership, L.P.
                                                its general partner

                                            By: /s/
                                                --------------------------------
                                                A General Partner

                                            FORSTMANN LITTLE & CO. SUBORDINATED
                                            DEPARTMENT AND EQUITY MANAGEMENT
                                            BUYOUT PARTNERSHIP-VIII, L.P.

                                            By: FLC XXXIII Partnership, L.P.
                                                its general partner

                                            By: /s/
                                                --------------------------------
                                                A General Partner

                                            SMARTFORCE PLC

                                            By: /s/
                                                --------------------------------
                                                Its: CFO

                                            /s/ Joshua Lewis
                                            ------------------------------------
                                            JOSHUA LEWIS

                                            /s/ Russell Gullotti
                                            ------------------------------------
                                            RUSSELL GULLOTTI

                                            /s/ Stephen G. Shank
                                            ------------------------------------
                                            STEPHEN G. SHANK

                                            /s/ Stephen J. Weiss
                                            ------------------------------------
                                            STEPHEN J. WEISS

                                            /s/ Elizabeth Rausch
                                            ------------------------------------
                                            ELIZABETH RAUSCH

                                            /s/ Michael Offerman
                                            ------------------------------------
                                            MICHAEL OFFERMAN

                                            /s/ Paul Schroeder
                                            ------------------------------------
                                            PAUL SCHROEDER

                                            /s/ Joseph Gaylord
                                            ------------------------------------
                                            JOSEPH GAYLORD

                                            DRW VENTURE PARTNERS LP

                                            By RBC DAIN RAUSCHER CORP.
                                               Its: General Partner

                                            By: /s/ Mary Zimmer
                                                --------------------------------
                                                    Mary Zimmer
                                                    Its: Director of Finance and
                                                         Administration,
                                                     RBC CMS

                                            THINKEQUITY INVESTMENT
                                            PARTNERS LLC

                                            By: ThinkEquity Holdings LLC
                                                    Its: Manager

                                            By: /s/ Randy Mason
                                                --------------------------------
                                                     Name: Randy Mason
                                                     Its: Representative of the
                                                          Board of Managers

                                                                     EXHIBIT 4.7

                                            USB PIPER JAFFRAY AS CUSTODIAN
                                            FBO STEPHEN J. WEISS IRA
                                            ACCOUNT #82694368

                                            By: Michael D. Duffy
                                                --------------------------------
                                                     Michael D. Duffy
                                                     Its: Managing Director

                                            USB PIPER JAFFRAY AS CUSTODIAN
                                            FBO JOSEPH GAYLORD IRA
                                            ACCOUNT #36086299

                                            By: Michael D. Duffy
                                                -------------------------------
                                                    Michael D. Duffy
                                                    Its: Managing Director

                                            MAVERON EQUITY PARTNERS 2000, L.P.

                                            By: MAVERON GENERAL PARTNER 2000 LLC

                                            By: /s/ Dan Levitan
                                                --------------------------------
                                                    Dan Levitan
                                                    Its: Manager

                                            MAVERON EQUITY PARTNERS 2000-B, L.P.

                                            By: MAVERON GENERAL PARTNER 2000 LLC

                                            By: /s/ Dan Levitan
                                                --------------------------------
                                                    Dan Levitan
                                                    Its: Manager

                                            MEP 2000 ASSOCIATES LLC

                                            By: /s/ Dan Levitan
                                                --------------------------------
                                                    Dan Levitan
                                                    Its: Manager

                                            /c/ David Smith
                                            ------------------------------------
                                            DAVID SMITH

                                                                      SCHEDULE 1

                                    INVESTORS

               Forstmann Little & Co. Equity Partnership-VI, L.P.
              Forstmann Little & Co. Equity Partnership - VII, L.P.
      Forstmann Little & Co. Subordinated Debt and Equity Management Buyout
                             Partnership-VIII, L.P.
                       Putnam OTC and Emerging Growth Fund
            TH LEE, Putnam Investment Trust - TH LEE, Putnam Emerging
                             Opportunities Portfolio
                                 SmartForce PLC
                                  Joshua Lewis
                                Russell Gullotti
                                Stephen G. Shank
                                Stephen J. Weiss
                                Elizabeth Rausch
                                Michael Offerman
                                 Paul Schroeder
          USB Piper Jaffray as Custodian FBO Joseph Gaylord IRA Account
                                    #36086299
         USB Piper Jaffray as Custodian FBO Stephen J. Weiss IRA Account
                                    #82694368
                       ThinkEquity Investment Partners LLC
                             DRW Venture Partners LP
                       Maveron Equity Partners 2000, L.P.
                      Maveron Equity Partners 2000-B, L.P.
                             MEP 2000 Associates LLC
                                   David Smith

                                                                      SCHEDULE 2

                                 USE OF PROCEEDS

Business development and general corporate purposes              $24,292,089.89